Exhibit 99.1

TearLab Announces Exercise of Underwriters’ Over-Allotment Option

and Closing of $40.4 million Public Offering of Common Stock

SAN DIEGO, CA, July 30, 2013 -- TearLab Corporation (NASDAQ:TEAR; TSX:TLB) today announced that it has closed the previously announced underwritten public offering of 2,990,000 shares of its common stock at a price to the public of $13.50 per share for gross proceeds of approximately $40.4 million. The shares include 390,000 shares of common stock sold pursuant to the over-allotment option granted by TearLab to the underwriters, which option was exercised in full. The net proceeds from the sale of the shares, after deducting the underwriters’ discounts and other estimated offering expenses payable by TearLab, will be approximately $37.5 million.

TearLab currently plans to use the net proceeds from this offering for commercialization of its products, research and development, working capital and other general corporate purposes.

Canaccord Genuity Inc. and Craig-Hallum Capital Group LLC acted as joint book-running managers for the offering. Roth Capital Partners, LLC and Feltl and Company, Inc. acted as co-managers.

A shelf registration statement (File No. 333-189372) relating to these securities was filed on June 17, 2013, as amended, and declared effective by the Securities and Exchange Commission on July 12, 2013. An additional registration statement relating to these securities (File No. 333-190116), which became effective upon filing, was also filed on July 25, 2013 by TearLab pursuant to Rule 462(b) of the Securities Act of 1933. A final prospectus supplement and accompanying prospectus describing the terms of the offering was filed with the SEC on July 25, 2013. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting the below book-running managers at the following addresses:

Canaccord Genuity Inc.

Attention: Syndicate Department

99 High Street, 12th Floor

Boston, MA 02110

Telephone: (617) 371-3900

Email: USecm@canaccordgenuity.com

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, MN 55402

Telephone: 612-334-6300,

Email: jackmccarthy@craig-hallum.com

An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of TearLab, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

In order to provide TearLab’s investors with an understanding of our current intentions and future prospects, this release may contain statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding the proposed offering and the use of proceeds from such offering. Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including market risk and the risks we identify in reports filed with the SEC. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. TearLab does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) is an in-vitro diagnostic company based in San Diego, California. TearLab is commercializing a proprietary tear testing platform, the TearLab® Osmolarity System, which enables eye care practitioners to test for highly sensitive and specific biomarkers using nanoliters of tear film at the point-of-care. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol “TEAR” and on the Toronto Stock Exchange under the symbol “TLB”.

CONTACT:

Stephen Kilmer

(905) 906-6908

skilmer@tearlab.com